OPENWAVE ANNOUNCES PRELIMINARY SECOND QUARTER RESULTS

BOARD AUTHORIZES $100 MILLION STOCK REPURCHASE PROGRAM

Conference Call Scheduled for 5:00 pm ET

REDWOOD CITY, CA – January 4, 2007 – Openwave Systems Inc. (Nasdaq: OPWV), the leading provider of independent software products and services for the communications industry, today announced preliminary results for the fiscal second quarter ended December 31, 2006. The Company recorded bookings of approximately $120 million and anticipates revenue to be approximately $83 million to $84 million. Net loss on a GAAP basis is anticipated to be approximately $0.24 per share, and non-GAAP net loss is anticipated to be approximately $0.08 to $0.09 per share.

Non-GAAP loss per share for the fiscal second quarter of 2007 excludes stock-based compensation expense of $0.08 per share, amortization of acquisition related costs of $0.06 per share, and restructuring and other expense of $0.02 per share.

“Our projected bookings and backlog validate the Company’s strategic plan and demonstrate that Openwave is positioned for improved revenue generation in the second half of fiscal year 2007,” said David Peterschmidt, president and CEO of Openwave.

Openwave also announced that the Board of Directors has authorized a program to repurchase up to $100 million of Openwave stock. The Company intends to commence the repurchase program in late January shortly after announcing the full financial results for the second fiscal quarter ended December 31, 2006.  The Company intends to execute the repurchase program through one or more structured, committed transactions with a market maker.

“Our Board’s unanimous decision to adopt the stock repurchase program reflects our continued commitment to enhancing stockholder value and reflects the Board’s confidence in management’s operating plan,” said Bernard Puckett, chairman of Openwave’s Board of Directors. “The Board of Directors believes that this is a prudent use of capital and is consistent with our need to maintain a strong balance sheet, continue meeting the needs of our customers, compete in the marketplace, and have a reasonable level of cash on hand to cover working capital requirements, capital expenditures and other operational needs.”

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The results announced today are preliminary and subject to change.

Financial Outlook

Management's current outlook for the third fiscal quarter ending March 31, 2007 is that revenue will range between $85 million to $90 million. Gross margin is anticipated to be within a range of 61% to 63%, and operating expenses for research and development, sales and marketing, and general and administrative is anticipated to total approximately $59 million to $60 million. Non-GAAP earnings per share is anticipated to be approximately break-even.

Management's current outlook for the fourth fiscal quarter ending June 30, 2007 is that revenues will range between $90 million to $95 million. Gross margin is anticipated to be within a range of 62% to 64%, and operating expenses for research and development, sales and marketing, and general and administrative is anticipated to total approximately $59 million to $60 million. Non-GAAP earnings per share is anticipated to increase slightly from the prior quarter. Non-GAAP results exclude amortization of intangibles, stock-based compensation, and acquisition-related costs and restructuring and related costs.

Conference Call Information

Openwave has scheduled a conference call for 5:00 p.m. eastern time today to discuss its preliminary financial results for its fiscal second quarter ended December 31, 2006. Interested parties may access the conference call over the Internet through the Company’s web site at www.openwave.com or by telephone at (800) 811-0667 or (913) 981-4901 (international). A replay of the conference call will be available for one week beginning at approximately 8:30 p.m. eastern time today by calling 888-203-1112. The replay can be accessed internationally by calling 719-457-0820. Reservation number: 1547868.

A live webcast of the call, together with supplemental financial information, will also be available on the Quarterly Earnings section of Openwave’s website at http://investor.Openwave.com/medialist.cfm for at least 12 months.

About Openwave

Openwave Systems Inc. (Nasdaq: OPWV) is the leading independent provider of software solutions that ignite mobility for the communications and media industries. Openwave empowers its customers to rapidly transform their business by sparking new revenue streams and market opportunities, building loyal subscriber communities and reducing operational costs. Openwave’s broad range of IP-based handset-to-network solutions enable the rapid launch of information, communication and entertainment services across networks and devices and include handset software, content delivery, adaptive messaging, location, music and video services. Openwave is a global company headquartered in Redwood City, California. For more information please visit www.openwave.com.

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Non-GAAP Measure

The Company's stated results include a non-GAAP measure, non-GAAP net loss, which excludes amortization of intangibles and acquisition-related costs, stock-based compensation, stock option review costs, and restructuring and other costs from GAAP net income (loss). Management believes the presentation of this non-GAAP information may be useful to investors because the Company has historically provided this or similar information and understands that some investors find it helpful in analyzing the Company's expenses and comparing them to the expenses of the Company's competitors or others. Management uses this non-GAAP information, along with GAAP information, in evaluating the Company's historical and projected operating results, primarily with a view to assessing ongoing expenses exclusive of specific, non-recurring transactions, as may be the case with our restructuring and acquisition-related costs. Management uses the operating results exclusive of our equity-based compensation expense to compare our performance with others.

This non-GAAP information is not prepared in accordance with generally accepted accounting principles and may differ from the non-GAAP information used by other companies. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP information. In this regard, while some transactions causing the non-GAAP expenses are non-recurring, the Company in the future may effect new transactions, such as acquisitions or restructurings that will trigger similar expenses. For these reasons, our non-GAAP information may not be as useful to investors as the GAAP information also provided.

Cautionary Note Regarding Forward Looking Statements

This release and the scheduled conference call contain forward-looking statements relating to expectations, plans, prospects, or financial results for Openwave Systems Inc. that are based upon the current expectations and beliefs of Openwave's management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Openwave does not expect to, and disclaims any obligation to, update such statements.  Openwave, however, reserves the right to update such statements or any portion thereof at any time for any reason.

In particular, the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (a) the financial results announced above are preliminary and may change in accordance with our revenue recognition and other accounting policies; (b) the ability to make changes in business strategy, development plans and product offerings to respond to the needs of our current, new and potential customers, suppliers and strategic partners; (c) the ability to improve sales productivity; (d) the ability to continue to sell our existing products and enhancements; (e) the ability to develop and commercialize new products; (f) risks associated with the development and licensing of software, including potential delays in software development, technical difficulties that may be encountered in the development or use of our software, and potential infringement claims by third parties; and (g) increased global competition and pricing pressures on our products; (h) technological changes and developments; and (i) general risks of the Internet and the telecommunication sectors.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the U.S. Securities and Exchange Commission ("SEC"), including but not limited to the Company's Annual Report on Form 10-K for the year quarter ended June 30, 2006, and any subsequently filed reports. All documents also are available through the SEC's Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Openwave's Web site at www.openwave.com.

Openwave is the trademark of Openwave Systems Inc. All other trademarks are the properties of their respective owners.

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Openwave Systems Inc. Investor Relations Mike Bishop investor@openwave.com Tel: 650-480-4461 Public Relations Vikki Herrera Vikki.Herrera@openwave.com Tel: 650-480-6753	Matthew Sherman Joele Frank, Wilkinson Brimmer Katcher msherman@joelefrank.com Tel: 212-355-4449 Sean O’Hara Georgeson, Inc. sohara@georgeson.com Tel: 212-440-9800